CERTIFICATION

The undersigned, Roger Gordon, Principal Executive Officer of Pure Pharmaceuticals Corporation (the "Company") hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Actof 2002, 18 U.S.C. Section 1350, that, to the best of his knowledge:

(1)
the Annual Report on Form 10-KSB of the Company for the period ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Actof 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 14, 2008

/s/ Roger Gordon
Roger Gordon
Principal Executive Officer

_____________________________

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION

The undersigned, Charlie Lee, Principal Financial Officer of Pure Pharmaceuticals Corporation (the "Company") hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Actof 2002, 18 U.S.C. Section 1350, that, to his knowledge:

(1)
the Annual Report on Form 10-KSB of the Company for the period ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Actof 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 14, 2008

/s/ Charlie Lee
Charlie Lee
Principal Financial Officer

_____________________________

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.